Exhibit 3.2
#01,+ 03 7/, %--0*, 4- ',*5,7(5; 4- '7(7, '7(7, %- $,9(+( "8603,66 $82),5 /$*$+)%&$$)"' #0103. $82),5 &$&'''&%'(( #01,+ %3 *#'$#&$&' %$-$,-$$ .0 $82),5 4- &(.,6%